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                             EXHIBIT NO. (24)

                                                       Exhibit (24)


                                CMS ENERGY
                           Fairlane Plaza South
                     330 Town Center Drive, Suite 1100
                         Dearborn, Michigan  48126
                              (313) 436-9200



May 26, 1994


Mr. Alan M. Wright and
Mr. Thomas A. McNish
CMS Energy Corporation
Fairlane Plaza South, Suite 1100
330 Town Center Drive
Dearborn, MI 48126


CMS Energy Corporation proposes to file a registration statement with the Securities and Exchange Commission with respect to the issue and sale of up to 3,000,000 shares of its Common Stock in connection with, but not limited to, the acquisition of businesses (or the assets thereof) complementary to and related to CMS Energy Corporation's current businesses.

We hereby appoint each of you lawful attorney for each of us and in each of our names to sign and cause to be filed with the Securities and Exchange Commission and The New York Stock Exchange a registration statement(s) and/or any appropriate amendment or amendments to said registration statement(s) and other necessary documents required to be filed with the Securities and Exchange Commission or The New York Stock Exchange.



        /s/ William T McCormick, Jr.       /s/ Frank H Merlotti
      -----------------------------      ---------------------------------
             William T. McCormick, Jr.          Frank H. Merlotti


        /s/ James J Duderstadt
      -----------------------------      ---------------------------------
             James J. Duderstadt                William U. Parfet


        /s/ K R Flaherty                   /s/ Percy A Pierre
      -----------------------------      ---------------------------------
             Kathleen R. Flaherty               Percy A. Pierre


        /s/ Victor J Fryling               /s/ S. Kinnie Smith, Jr
      -----------------------------      ---------------------------------
             Victor J. Fryling                  S. Kinnie Smith, Jr.


        /s/ Earl D Holton                  /s/ Kenneth Whipple
      -----------------------------      ---------------------------------
             Earl D. Holton                     Kenneth Whipple


        /s/ Lois A. Lund                   /s/ John B Yasinsky
      -----------------------------      ---------------------------------
             Lois A. Lund                       John B. Yasinsky


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Extract from the minutes of a meeting of the Board of Directors of CMS
Energy Corporation (the "Corporation") held on May 26, 1995.

                            - - - - - - - - - -

Proposed Issue and Sale of Common Stock

             In order to facilitate the acquisition by the Corporation of certain businesses, management recommended that the officers be authorized to execute and file a registration statement, including any amendments, with the Securities and Exchange Commission for the issue and sale of not more than 3,000,000 shares of its common stock.

             Upon motion duly made and seconded, the following resolutions were thereupon unanimously adopted:

                    RESOLVED:  That the officers of the
      Corporation, and each of them, are authorized in their discretion, on its behalf, to execute and file with the Securities and Exchange Commission a registration statement with respect to the issue and sale of not more than 3,000,000 shares of authorized but unissued common stock, $.01 par value, of the Corporation, in such form as may be approved by the officers of the Corporation executing the same, and to do all other things necessary to make such registration effective, including the execution and filing of any necessary or appropriate amendments; and

                    RESOLVED FURTHER: That, it may be desirable for the common stock to be qualified or registered for sale in various jurisdictions; therefore, the officers of the Corporation, and each of them, are authorized and directed to determine the jurisdictions in which appropriate action shall be taken to qualify or register for sale all or such part of the common stock of the Corporation as they may deem advisable; to perform on behalf of the Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such jurisdictions, and in connection therewith, to execute and file all requisite papers and documents, including but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers or any of them of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Corporation; and

                    RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized to cause the Corporation to make application to the New York Stock Exchange for the listing on such Exchange, upon notice of issuance, of not more than 3,000,000 additional shares of common stock of the Corporation; that Messrs. Alan M. Wright and Thomas A. McNish are, and each of them is, designated to represent the Corporation in connection with any application or applications for listing and to appear on behalf of the Corporation before such official or body of said Exchange as may be appropriate, with authority to make such changes, upon the advice of counsel, in said application(s) or in any agreements or other papers relating thereto as may be necessary or appropriate to conform with the requirements for listing; and

                    RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized to have issued and to deliver, at one time or from time to time, certificates representing not more than 3,000,000 shares of the common stock, $.01 par value, of the Corporation; and

                    RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized and empowered, in the name and on behalf of the Corporation, to sign, seal and deliver such documents, papers and instruments, and to do or cause to be done all acts and things which any of them may consider necessary or advisable to carry out the intent and purposes of all the foregoing resolutions with respect to the issue and sale of not more than 3,000,000 shares of common stock, $.01 par value, of the Corporation.

                            - - - - - - - - - -

I, Thomas A. McNish, Vice President and Secretary of CMS Energy Corporation, certify that the foregoing is a true and correct copy of resolutions duly and regularly adopted at a meeting of the Board of Directors of CMS Energy Corporation duly held on May 26, 1995, at which a quorum was in attendance and voting throughout, and that said resolutions have not since been rescinded but are still in full force and effect.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Corporation this 6th day of June 1995.





                                    /s/Thomas A. McNish
                           ------------------------------------
                                  Thomas A. McNish
                                  Vice President and Secretary


                                                 (SEAL)